Exhibit 5.1

[Letterhead of UnitedHealth Group]

February 4, 2008

Board of Directors

UnitedHealth Group Incorporated

300 UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

Ladies and Gentlemen:

I have acted as Deputy General Counsel to UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), in connection with the preparation of its registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of one or more series of unsecured debt securities of the Company (the “Debt Securities”), which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, I, or attorneys in the legal department of the Company under my direction, have examined copies of such documents as I have considered necessary and appropriate for the purposes of this opinion, including the following documents:

1.	An executed copy of the Registration Statement, including the Prospectus included therein, which provides that it will be supplemented in the future by one or more supplements to the Prospectus.

2.	The Third Restated Articles of Incorporation of the Company, as certified by the Secretary of State of the State of Minnesota on January 31, 2008.

3.	The Third Amended and Restated Bylaws of the Company.

4.	An executed copy of the Indenture, dated as of February 4, 2008, between UnitedHealth Group Incorporated and U.S. Bank National Association, as trustee, included as Exhibit 4.1 to the Registration Statement.

5.	The form of Underwriting Agreement included as Exhibit 1.1 to the Registration Statement.

6.	Resolutions of the Board of Directors of the Company adopted at meeting held on (i) October 30, 2007, and (ii) January 18, 2008, relating to general debt authorization, the filing of the Registration Statement and related matters.

Board of Directors

UnitedHealth Group Incorporated

I, or attorneys in the legal department of the Company under my direction, have also reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including telecopies). I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto. As to questions of fact material to my opinion, I have relied upon certificates of officers of the Company and of public officials. I have also assumed that any Debt Securities will be issued and sold with such terms and in such manner as are described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related supplements to the Prospectus. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon, subject to and limited by the foregoing, I am of the opinion that:

(i)	Upon the taking of appropriate further corporate action by the Company, the Company will have the corporate power to issue the Debt Securities and to take all necessary corporate action with respect to such issuance.

(ii)	The Indenture has been duly authorized, executed and delivered by the Company.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. I assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

The opinions expressed above are limited to the laws of the States of Minnesota.

Board of Directors

UnitedHealth Group Incorporated

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this opinion under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not hereby admit that I am an “expert” within the meaning of the Securities Act of 1933, as amended. Hogan & Hartson LLP may rely on the opinions expressed in paragraphs (i) and (ii), insofar as they relate to Minnesota law, for purposes of delivering their legal opinion in connection with the validity of the Debt Securities.

Very truly yours,

/s/ Christopher J. Walsh
Christopher J. Walsh
Deputy General Counsel

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